Exhibit 99.6

I n v e s t or Meeting Financial Statements as at 30.6.25 The information contained in this Investors presentation constitutes a convenience translation. The Hebrew version was submitted by the Company to the relevant authorities pursuant to Israeli law and represents the binding version and the only one having legal effect.

D isclaimer • The presentation contains forecasts, estimates and plans of the Company regarding its operations and other information about future events and matters, which constitute forward - looking information, as defined in the Securities Law, 1968 , and materialization thereof is uncertain and may be affected by factors that are unforeseeable or beyond the Company’s control . Therefore, the Company is uncertain whether its forecasts and/or estimates and/or plans will be realized, in whole or in part, or whether they will be realized differently than expected, inter alia , due to factors beyond its control, changes in market conditions, business and competition environment, as well as materialization of any of the Company’s risk factors . • The presentation includes, inter alia , information from various publications as well as data received from external sources (noted in the presentation), and macroeconomic facts and figures, the contents of which have not been reviewed by the Company independently, including slides relating to analyst ratings, all as known by the Company at the time of preparation of the presentation . • For the avoidance of doubt, we note that the Company does not undertake to update and/or change the information included in this presentation. • This presentation was prepared as a summary and for convenience only, and is not intended to be in lieu of a review of the reports publicized by the Company, including its financial statements. • The information contained in this presentation is subject to that stated in the relevant Company’s reports. • This presentation should not be viewed an offer or invitation to acquire the Company’s securities . The information included in the presentation is not a recommendation or opinion to invest in the Company and is not in lieu of a potential investor’s judgment .

Summary of Q2 and H1 2025

Q2 2025 Continued growth in revenues, gross profit, operating income, EBITDA, net income, net income attributable to shareholders and cash flows Revenues grew 8.9% to NIS 1.45 billion, 13.3% growth adjusted for revenues accounted for on a net basis)*(. Gross profit grew 10.4% to NIS 222.7 million, improving its margin to 15.3% . Operating income grew 13.9% to a record NIS 126.7 million , improving its margin to 8.7% . Net income grew 4.4% to NIS 76.3 million (5.3% margin). Net income attributable to shareholders grew 4.9% to NIS 72.9 million (5% margin) . EBITDA grew 13.6% to a record NIS 176.1 million, improving its margin to 12.1% . Cash flows from operating activities grew 28% to NIS 122.5 million. )*( During the second quarter, revenues accounted for on a net basis continued to increase. This affects the Company’s revenues, revenue growth rate, and profit margin (See more, later in this presentation).

H1 2025 (*( During the period, revenues accounted for on a net basis continued to increase. This affects the Company’s revenues, revenue growth rate, and profit margin (See more, later in this presentation). Continued growth in revenues, gross profit, operating income, EBITDA, net income, net income attributable to shareholders, and cash flows Revenues grew 7.6% to NIS 2.99 billion 12.2% growth adjusted for revenues accounted for on a net basis(*). Gross profit grew 10% to NIS 449.8 million, improving its margin to 15% . Operating income grew 13.9% to a record NIS 252.7 million, improving its margin to 8.4% . Net income grew 8.5% to NIS 156.9 million (5.2% margin). Net income attributable to shareholders grew 7.5% to NIS 148.5 million (5% margin). EBITDA grew 12.5% to a record NIS 351.7 million , improving its margin to 11.7% . Cash flows from operating activities grew 46.2% to NIS 137.1 million.

Improved profitability alongside growth in operations • Operating income margin above 8% with an upward trajectory. • Gross profit margin ~ 15% with an upward trajectory. NIS billions 6 5 4 3 2 1 full year run rate

19.4% 17.9% 16.8% 16.9% 16% 16% 15.4% 14.7% 14.7% 14.4% 14.6% 14. 5% 14.4% 14.6% 14.9% 15% 3 2 1 4 5 6 Improved profitability alongside growth in operations • Operating income margin above 8% with an upward trajectory. • Gross profit margin ~ 15% with an upward trajectory. NIS billions full year run rate

19. 4% 17.9% 16.8% 16.9% 16% 16% 15.4% 14.7% 14.7% 14. 4% 14.6% 14.5% 14.4% 14.6% 14.9% 15% 8.6% 7.8% 7.1% 7.1% 6.8% 7% 7.4% 6.9% 7% 7.1% 7.5% 7.6% 7.5% 7.5% 8.1% 8 . 4 % R e v e nu e s Gross profit margin Operating income margin 1 4 3 2 5 6 full year run rate Improved profitability alongside growth in operations • Operating income margin above 8% with an upward trajectory. • Gross profit margin ~ 15% with an upward trajectory. NIS Billions

• In the Company’s assessment, the war has no material impact on its business results. The Company’s business operations continue as usual across most market sectors in which Matrix operates. • Despite the ongoing conflict, including the timing of “Operation Rising Lion” during the course of the second quarter, the Company continued to demonstrate strong growth in revenues, profit, and cash flows . • As of 30.06.25, 420 of the Company's employees have been called up to reserve duty; as of the report publication date – 190 employees are on active reserve duty. • The Company’s operations in defense, cyber security, and software products continue to grow. The War’s Impact

Matrix’s Positioning 30.6.2025

MTRX TASE 10 0+ M&As A 1 D 2 C 3 That’s us! Approximately 13% of profits are generated abroad Rated Aa3 for the last 17 years (according to Midroog) 3000+ Customers Ranked #1 in 51 technology categories (according to STKI) 12,000+ Professio n a ls # 1 Ranked as the leading software services company 20 consecutive years, according to STKI NIS 6B annual revenue run rate

IT Solutions & Computing in Israel and Abroad BPO & Call Centers Commerce and Advanced Technology Solutions Consulting & Enginee r ing Defense Matrix’s Lines of Business

Leading Partners

Cl o ud Cyber & Risk D a ta/AI Digital & Mobile C o re Off ice International Expansion and Growth

Financial Statements 30.6.2025

Gross profit 223 202 10.4% SG&A 96 91 6.0% Ope r a t i n g i n c o me 127 111 13 . 9 % Financial expenses, net 25 15 71.1% Taxes on income 25 23 7.4% Net income 76 73 4.4% Net income attributable to Company shareholders 73 69 4.9% EBITDA** 176 155 13.6% Gross profit margin 15.3% 15.1% SG&A margin 6.6% 6.8% Operating income margin 8.7% 8.3% EBITDA margin** 12.1% 11.6% Net income margin 5.3% 5.5% P&L – Q2/2025, compared to the corresponding quarter Key results (NIS millions) % • 13.3% growth adjusted for revenues 4 - 6/2024 4 - 6/2025 9. % accounted for on a net basis(*) • 8.4% organic growth adjusted for 1,333 1,451 Revenues revenues accounted for on a net basis(*) basis ues accounted for on a net ) Adjusted for the increase in reven (* (**) Earnings before interest, taxes, depreciation and amortization (***) Adjusted to exclude retroactive reimbursement from the National Insurance Institute relating to social benefits of employees called up for reserve duty, which was received in the corresponding quarter (approximately NIS 9 million).

F i nan c i a l e xpen s e s, ne t 25 15 71.1 % Taxes on income 25 23 7.4% Net income 76 73 4.4% Net income attributable to Company shareholders 73 69 4.9% EB I TDA * * 176 155 13.6 % Gross profit margin 15.3% 15.1% SG&A margin 6.6% 6.8% Operating income margin 8.7% 8.3% EBITDA margin** 12.1% 11.6% Net income margin 5.3% 5.5% P&L – Q2/2025, compared to the corresponding quarter Key results (NIS millions) • 13 . 3 % growth adjusted for revenues accounted for on a net basis(*) • 8 . 4 % organic growth adjusted for revenues accounted for on a net basis(*) % 4 - 6/2024 4 - 6/2025 8.9% 1,333 1,451 Revenues 10.4% 202 223 Gross profit 6% 91 96 SG&A • 9% organic growth in operating income • 23.9% adjusted growth(***) • 18.6% adjusted organic growth(***) 13.9% 111 127 Operating income (*) Adjusted for the increase in revenues accounted for on a net basis (**) Earnings before interest, taxes, depreciation and amortization (***) Adjusted to exclude retroactive reimbursement from the National Insurance Institute relating to social benefits of employees called up for reserve duty, which was received in the corresponding quarter (approximately NIS 9 million).

4.4% 73 76 Net income 4.9% 69 73 shareholders 13.6% 155 176 EBITDA(**) 15.1% 15.3% Gross profit margin 6.8% 6.6% SG&A margin 8.3% 8.7% Operating income margin 11.6% 12.1% EBITDA margin(**) 5.5% 5.3% Net income margin Net income attributable to P&L – Q2/2025, compared to the corresponding quarter Key results (NIS millions) o r t inc o me ***) • 13.3 % growth (*) % 4 - 6/2024 4 - 6/2025 • 8.4% organic growth adjusted f revenues accounted for on a ne 8.9% 1,333 1,451 Revenues basis(*) 10.4% 202 223 Gross profit • 9% organic growth in operating 6% 91 96 SG&A • 23.9% adjusted growth*** • 18.6% adjusted organic growth( 13.9% 111 127 Operating income 71.1% 15 25 Financial expenses, net 7.4% 23 25 Tax expenses (*) Adjusted for the increase in revenues accounted for on a net basis (**) Earnings before interest, taxes, depreciation and amortization (***) Adjusted to exclude retroactive reimbursement from the National Insurance Institute relating to social benefits of employees called up for reserve duty, which was received in the corresponding quarter (approximately NIS 9 million).

Gross profit 450 409 10% SG&A 197 187 5.4% Ope r a t i n g i n c o me 253 222 13 . 9 % Financial expenses, net 45 31 42.5% Taxes on income 51 46 11.1% Net i n c o me 157 145 8.5 % Net income attributable to Company shareholders 148 138 7.5% EBITDA** 352 312 12.5% Gross profit margin 15.3% 15.1% SG&A margin 6.6% 6.8% Operating income margin 8.7% 8.3% EBITDA margin** 12.1% 11.6% Net income margin 5.3% 5.5% P&L – H1/2025, compared to the corresponding half year Key results (NIS millions) % • 12.2% growth adjusted for revenues accounted for on a net basis(*) 1 - 6/2024 1 - 6/2025 7.6% • 7.5% organic growth adjusted for 2,786 2,998 Revenues revenues accounted for on a net basis(*) (*) Adjusted for the increase in revenues accounted for on a net basis (**) Earnings before interest, taxes, depreciation and amortization (***) Adjusted to exclude retroactive reimbursement from the National Insurance Institute relating to social benefits of employees called up for reserve duty, which was received in the corresponding period (approximately NIS 6 million).

F i nan c i a l e xpen s e s, ne t 45 31 42.5 % Taxe s on i nc om e 51 46 11.1 % Net i n c o me 157 145 8.5 % Net income attributable to Company shareholders 148 138 7.5% EB I TDA * * 352 312 12.5 % Gross profit margin 15.3% 15.1% SG&A margin 6.6% 6.8% Operating income margin 8.7% 8.3% EBITDA margin** 12.1% 11.6% Net income margin 5.3% 5.5% P&L – H1/2025, compared to the corresponding half year Key results (NIS millions) • 12 . 2 % growth adjusted for revenues accounted for on a net basis(*) • 7 . 5 % organic growth adjusted for revenues accounted for on a net basis(*) % 1 - 6/2024 1 - 6/2025 7.6% 2,786 2,998 Revenues 10% 409 450 Gross profit 5.4% 187 197 SG&A • 9.3% organic growth • 17% adjusted growth(***) • 12.3% adjusted organic growth(***) 13.9% 222 253 Operating income (*) Adjusted for the increase in revenues accounted for on a net basis (**) Earnings before interest, taxes, depreciation and amortization (***) Adjusted to exclude retroactive reimbursement from the National Insurance Institute relating to social benefits of employees called up for reserve duty, which was received in the corresponding period (approximately NIS 6 million).

shareholders P&L – H1/2025, compared to the corresponding half year Key results (NIS millions) • 9.3% organic growth • 17% adjusted growth(*) % 1 - 6/2024 1 - 6/2025 • 12.3% adjusted organic growth(* 7.6% 2,786 2,998 Revenues • 12.2% growth adjusted for revenu accounted for on a net basis(** 10% 409 450 Gross profit • 7.5% organic growth adjusted fo revenues accounted for on a net 5.4% 187 197 SG&A 13.9% basis(***) 222 253 Operating income 42.5% 31 45 Financial expenses, net 11.1% 46 51 Tax expenses 8.5% 145 157 Net income 7.5% 138 148 Net income attributable to 12.5% 312 352 EBITDA(**) 14.7% 15% Gross profit margin 6.7% 6.6% SG&A margin 8% 8.4% Operating income margin 11.7% 11.7% EBITDA margin(**) 5.2% 5.2% Net income margin ) es * ) r (*) Adjusted for the increase in revenues accounted for on a net basis (**) Earnings before interest, taxes, depreciation and amortization (***) Adjusted to exclude retroactive reimbursement from the National Insurance Institute relating to social benefits of employees called up for reserve duty, which was received in the corresponding period (approximately NIS 6 million).

% 1 - 6/2024 1 - 6/2025% 4 - 6/2024 4 - 6/2025 7.6% 2,786 2,997 8.9% 1,333 1,451 Revenues - 130 - 59 Adjustments for the increase in revenues accounted for on a net basis* 12.2% 2,786 3,127 13.3% 1,333 1,510 Adjusted revenues 13.9% 222 253 13.9% 111 127 Operating income 8% 8.1% 8.3% 8.4% % of revenues * During the second quarter and the period, revenues accounted for on a net basis continued to increase. This affects the Company’s revenues, revenue growth rate, and profitability margin. P&L – Key financial results adjusted for increase in revenues accounted for on a net basis (NIS millions)

201 .7 222.7 Q2 2024 Q2 2025 Q2 2025 Summary - Key results (NIS millions) 15 . 1% 10.4% growth in gross profit to NIS 222.7 million while improving profit margin 111 .2 126.7 Q2 2024 Q2 2025 13.9% growth in operating income to a record NIS 126.7 million, improving its margin to 8.7% 8. 7% 8. 3 % Gross profit Operating income + 10 . 4% + 13 . 9% 8.9% growth in revenues to NIS 1.45 billion 13.3% after adjustment for revenues accounted for on a net basis 1,332.7 1,451.4 Q2 2024 Q2 2025 Revenues + 8 . 9% 15 .3%

1 5 4.9 176.1 * Earnings before interest, taxes, depreciation and amortization 11.6% 12.1% Q2 2024 Q2 2025 13.6% growth in EBITDA a record NIS 176.1 million 69 .5 72 .9 Q2 2024 Q2 2025 4.9% growth in net income attributable to shareholders to NIS 72.9 million 5. 2% 5 % EBITDA* Net income to shareholders Q2 2025 Summary – Key results (NIS millions) + 4 . 9% + 13 . 6 % Financial expenses, net (NIS millions) Q2 2025 Q2 2024 Interest, commissions, and other (net) 6.2 5.8 FX differences 10.1 2.9 Accounting financial expenses 9.1 6.1 Total financial expenses (net) 25.4 14.8 73 .1 76.3 Q2 2024 Q2 2025 4.4% growth in net income to NIS 76.3 million The growth in operating income was partly offset by an increase in financial expenses (primarily FX differences) 5. 5% 5. 3 % Net income + 4 . 4%

73 .1 76.3 Q2 2024 Q2 2025 4.4% growth in net income to NIS 76.3 million The growth in operating income was partly offset by an increase in financial expenses (primarily FX differences) 5. 5% 5. 3% 69 .5 72 .9 Q2 2024 Q2 2025 4.9% growth in net income attributable to shareholders to NIS 72.9 million 5. 2% 5 % Net income Net income to shareholders Q2 2025 Summary – Key results (NIS millions) + 4 . 4% + 4 . 9 % Financial expenses, net (NIS millions) Q2 2025 Q2 2024 Interest, commissions, and other (net) 6.2 5.8 FX differences 10.1 2.9 Accounting financial expenses 9.1 6.1 Total financial expenses (net) 25.4 14.8 1 5 4.9 176.1 * Earnings before interest, taxes, depreciation and amortization 11.6% 12.1% Q2 2024 Q2 2025 13.6% growth in EBITDA a record NIS 176.1 million EBITDA* + 13 . 6%

Revenue breakdown by customer sector* Government 18% Financial Organizations 18% Hi - Tech 16% Industry, Communications & Retail 16% Healthcare & Transportation 13% Defense 11% Other 8% * According to FY 2024 revenues 18% 18% 16% 16% 13% 11% 8%

Israeli Market

r H1 2025 15.1% growth in opera8% grtingowth in revenues income 11.2% 4YR CAGR 9.2% 4YR CAGR +15.1% +8% 224.7 2,637 2,846 195.2 H1 2024 H1 2025 H1 2024 H1 2025 13% growth adjusted fo revenues accounted for on a net basis 1, 262 1 , 3 68 + 8 . 4 % Q2 2024 Q2 2025 12.8% growth adjusted for revenues accounted for on a net basis * Including immaterial operations in Europe 8.4% growth in revenues 8.8% 4YR CAGR 96.9 110 .3 Q2 2024 Q2 2025 + 13 . 8 % in operating income 10.8% 4YR CAGR Q2 2025 13.8% growth Financial Results in Israel* (NIS millions)

Financial Results in Israel* (NIS millions) 2, 637 2 , 8 46 + 8 % H1 2024 H1 2025 13% growth adjusted for revenues accounted for on a net basis 8% growth in revenues 9.2% 4YR CAGR H1 2025 1, 262 1 , 3 68 + 8 . 4 % Q2 2024 Q2 2025 12.8% growth adjusted for revenues accounted for on a net basis * Including immaterial operations in Europe 8.4% growth in revenues 8.8% 4YR CAGR Q2 2025 96.9 110 .3 Q2 2024 Q2 2025 + 13 . 8% 13.8% growth in operating income 10.8% 4YR CAGR 195.2 224 .7 H1 2024 H1 2025 + 15 . 1% 15.1% growth in operating income 11.2% 4YR CAGR

Operating Segments in Israel - Q2/2025 (NIS thousands) • Strong growth driven by an increase in Data Services, Cyber, Digital Solutions, and Core Systems • Continued growth in the defense and financial sectors . • Mega projects in the IT and engineering sectors provide high growth and high visibility going forward . • First - time consolidation of Gav Systems also contributed to segmental results . • The strong growth in operating income was achieved despite a one - time income recorded in the corresponding quarter, for retroactive compensation received from the National Insurance Institute for social benefits of employees called up for reserve duty, the majority of which is attributed to this segment . Operating income Revenues % Q2/2024 Q2/2025 % Q2/2024 Q2/2025 14.8% 65,157 74,828 12.9% 815,553 920,532 IT Solutions and Services, Consulting, and Management in Israel 8% 8.1% Profit margin (%)

Operating Segments in Israel - Q2/2025 (NIS thousands)

	Revenues			Operating income		
	Q2/2025	Q2/2024	%	Q2/2025	Q2/2024	%
IT Solutions and Services, Consulting, and Management in Israel	920,532	815,553	12.9%	74,828	65,157	14.8%
Profit margin (%)				8.1%	8%	
Cloud and Computing Infrastructures	**354,566**	324,278	**9.3%**	**25,352**	22,826	**11.1%**
Profit margin (%)				**7.2%**	7%	

- **Growth in volume** driven by sales of computing systems and integration, and by marketing, implementation, and support of advanced IT solutions.
- Continued increase in **EDP cloud transaction** revenues, which are accounted for on a net basis. Multi-year engagements contribute to high visibility going forward.
- This quarter was characterized by a transaction mix with relatively **high profitability**.
- Increase in cloud services in Western Europe.
- The first-time consolidation of Ortec had a positive impact on the segment's results.

Cloud and Computing Infrastructures – Results adjusted for increase in revenues accounted for on a net basis (NIS thousands) % 1 - 6/2024 1 - 6/2025% 4 - 6/2024 4 - 6/2025 7% 762,060 815,114 9.3% 324,278 354,566 Revenues - 64,218 - 43,503 Adjustments for the increase in revenues accounted for on a net basis 15.4% 762,060 879,332 22.8% 324,278 398,069 Adjusted revenues 21.2% 50,456 61,164 11.1% 22,826 25,352 Operating income 6.6% 7% 7% 6.4% % of revenues • Continued increase in the EDP cloud transaction revenues, which are accounted for on a net basis. Multi - year engagements generate high visibility going forward.

Operating income Revenues % Q2/2024 Q2/2025 % Q2/2024 Q2/2025 14.8% 65,157 74,828 12.9% 815,553 920,532 IT Solutions and Services, Consulting, and Management in Israel 8% 8.1% Profit margin (%) 11.1% 22,826 25,352 9.3% 324,278 354,566 Cloud and Computing Infrastructures 7% 7.2% Profit margin (%) 13.1% 8,926 10,091 (24%) 121,985 92,704 Sales, Marketing and Support of Software Products 7.3% 10.9% Profit margin (%) Operating Segments in Israel - Q2/2025 (NIS thousands) • Strong demand for software products of cyber - security, digital acceleration, cloud, data and AI solutions (including AI software products and communications equipment). • Change in the transaction mix for the quarter and the period – a decrease in distribution transactions alongside an increase in reseller transactions, which have relatively higher profit margins – reflected in the decrease in revenue alongside an increase in the amount and rate of operating income.

US Market

IT Solutions & Services in the US - Q2/2025 (NIS/USD thousands) • The increase in operating income and profitability margin are driven by improved utilization and the onboarding of new projects with higher profitability. • The impact of the first - time consolidation of Alacer’s results was immaterial. • The results in NIS were affected by the weakening of the USD/NIS exchange rate. Operating income Revenues Segmental results in NIS % Q2/2024 Q2/2025 % Q2/2024 Q2/2025 13.1% 16,919 19,129 (3.9%) 118,795 114,157 14.2% 16.8% Profit margin (%) 16.7% 4,573 5,337 - 31,884 31,871 Segmental results in USD 14.2% 16.7% Profit margin (%)

IT Solutions & Services in the US Operating income trend in the past year (LTM) (USD millions) • Q2 2025 indicates the return to growth in profits, following the improvement since the beginning of the year. • In light of new engagements, Matrix expects this growth to continue in the coming quarters. 5 . 1 5.5 6 . 3 4.6 4.6 4.6 4.4 4.5 4.2 5.3 ( 0. 5 ) ( 1. 1 ) ( 1 . 8 ) ( 0. 4 ) 0.7 Corresponding quarter Actual quarter Change

60.3% 26.6 % Revenues 5.9% 7.2% Breakdown of revenues and profit by operating segments in H1/2025 56% 23.6% 13.2 % Contribution to profits 7.2% IT Solutions in Israel Cloud and Computing Infrastructures IT Solutions in the US Software Products

C h a nge 1 - 6/2024 1 - 6/2025 Change 4 - 6/2024 4 - 6/2025 (807) 13,457 12,650 390 5,817 6,207 Interest, commissions, and other (net) 4,989 5,388 10,377 7,196 2,866 10,062 FX differences 9,159 12,574 21,733 2,963 6,150 9,113 Accounting financial expenses 13 ,3 41 31,419 44,760 10,549 14,833 25,382 Total financial expenses (net) • Q2 financial expenses rose mainly due to FX differences driven by a 9.3% depreciation in the USD/NIS exchange rate. • H1 financial expenses increased primarily from accounting expenses, mainly revaluations of M&A liabilities and put options held by minority holders in subsidiaries. Financial expenses (NIS thousands)

Q1 31 . 3 . 2 4 Q2 30 . 6 . 2 4 Q3 30 . 9 . 2 4 Q4 31 . 1 2 . 2 4 Q1 31 . 3 . 2 5 Q2 30 . 6 . 2 5 6.2 6.4 5.9 6.1 5.8 7.7 1 9 . 2 1 3 . 0 1 3 . 2 10.2 9.0 8.9 1 9 . 4 1 9 . 3 1 6 . 1 1 4 . 8 1 6 . 6 Breakdown of financial expenses (NIS millions) Interest expenses (net) and commissions Accounting financial expenses and FX differences 25.4 2024 2025 Despite the increase in FX differences expenses and accounting expenses, interest expenses remain stable

Financial indexes

Financial indexes (NIS millions) 2 7 8 . 9 2 7 2 . 4 4 1 2 . 2 543 .9 6 6 2 . 5 LTM LTM LTM LTM LTM 6 . 2 0 2 1 6 . 2 0 2 2 6 . 2 0 2 3 6 . 2 0 2 4 6 . 2 0 2 5 Cash flows from operating activities - LTM + 21 . 8% 31.12.2024 30.6.2025 668 548 Cash and cash equivalents 1,229 1,237 Unused credit facilities* 1,897 1,785 Total liquid assets * Of which NIS 300 million are committed credit facilities Aa3 credit rating from Midroog (confirmed - March 2025) Cash flows from operating activities: • Positive cash flow in H1/2025 - NIS 137.1 million , compared to a positive cash flow of NIS 93.8 in the corresponding period. • Positive cash flow LTM - NIS 662.5 million , compared to NIS 543.9 million in the corresponding period.

1,1 53 300 156 343 Capital Structure )*( Earnings before financing, taxes, and depreciation 31.12.24 30.06.25 1,144 1,153 Equity 25.5% 25.9% % of total balance sheet 785.1 799.1 Gross financial debt 116.6 251.4 Financial Net debt 1.1 1.1 Current ratio 2.6% 5.6% Financial Net debt to balance sheet ratio 0.23 0.37 Financial Net debt to EBITDA)*( ratio LTM Financial indexes (NIS millions) Equity Commercial securities (NAAM) - due by February 2030 Loans from financial institutions Debentures Series B

Dividend of NIS 54.1 million ( 85 ag. per share )

Summary and Outlook Continued growth – organic and through acquisitions, while maintaining our operating income margin at 8% and higher. Driven, inter alia , by improved operating efficiency and stable SG&A expenses. Continued growth in the US Revenue run - rate returned to +$120M, with a 15% profit margin. Maintaining leadership across all key categories in the Israeli IT market (see STKI rankings) . Matrix has maintained market leadership for 20 years. Our strong technological capabilities across all key categories (A¹D²C³(, combined with our established reputation, enable us to sustain growth despite the ongoing war. Merger between Matrix and Magic is progressing according to plan . Approval by the general meeting is expected by the fourth quarter of 2025 . The merger is expected to enhance Matrix’s domestic and international standing in cloud, cybersecurity, data, and AI . It is expected to increase revenue from proprietary IP, increase revenues from global markets, as well as greater revenues from the financial, defense, high - tech, and healthcare sectors . The merger is also anticipated to improve the company’s profit margins and strengthen its balance sheet (and no expected amortizations … ) . AI - Increasing adoption of the technology by the company and its clients Strong business opportunity for the software products division, improved developer productivity enhances our competitiveness in project execution, accelerated sales of GPUs alongside high performance communication systems, growth in our A 1 D 2 C 3 lines of business where Matrix is a market leader .

T h a n k you!